Exhibit 10.1

Second Amendment

To

Employment Agreement

WHEREAS, ANSYS, Inc., a Delaware corporation (the “Company”) entered into an Employment Agreement with James E. Cashman III (the “Employee”) as of the 21st day of April 2003, as amended on November 6, 2008 (the “Agreement”); and

WHEREAS, the Company and the Employee each desire to amend the Agreement in order to reflect modifications to the stock option grants made to the Employee in the future and to add a fixed term to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree to amend the Agreement as follows:

1. Section 2 (paragraph following the heading “Term of Employment”) is hereby deleted in its entirety and replaced with the following:

“The Company hereby continues to employ the Employee and the Employee hereby accepts such continued employment, for the term commencing as of March 18, 2011 and continuing for a five-year period (the “Current Term”), unless sooner terminated in accordance with the provisions of Section 6; with such employment to automatically continue following the Current Term for additional one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party in writing of its intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Term (the Current Term, together with any such extension of employment hereunder, shall be referred to as the “Term”). For the avoidance of doubt, a non-renewal of this Agreement by the Company in accordance with this Section 2 will constitute a termination of employment by the Company without Cause under Section 6(d).”

2. Section 7(a) (paragraph following the heading “Stock Options”) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“In the case of a Change of Control, (i) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee prior to February 17, 2011 shall become fully exercisable and vested upon the effective date of and immediately prior to the consummation of the Change of Control and (ii) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee on or after February 17, 2011 shall be subject to Section 3(c) of the Company’s Fourth Amended and Restated 1996 Stock Option and Grant Plan, as

amended, and to the extent such stock options are assumed or continued and thereafter remain in effect following such Change of Control, then such stock options shall become fully exercisable and vested upon the date on which the Employee’s employment with the Company and its subsidiaries or successor entity terminates if such termination occurs during the 18-month period following the occurrence of the Change of Control and such termination is either by the Company for any reason other than for Cause, death or disability, or there is (A) a diminution in the Employee’s responsibilities, authority or duties, (B) a diminution in the Employee’s Base Salary, target Incentive Bonus or equity compensation, (C) a change in the geographic location at which the Employee provides services to the Company or (D) a material breach of this Agreement by the Company and, in the case of (A), (B), (C) or (D), the Employee notifies the Company in writing of the occurrence of such event within sixty (60) days of its occurrence, the Employee cooperates in good faith with the Company’s efforts during the Cure Period to remedy the condition, notwithstanding such efforts the condition continues to exist, and the Employee terminates his employment within sixty (60) days after the end of the Cure Period.”

3. Except as amended herein, the terms of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement under seal as of the 18th day of March, 2011.

COMPANY:

ANSYS, INC.

By:	/s/ Peter J. Smith
Name: Peter J. Smith
Title: Chairman

EMPLOYEE:

/s/ James E. Cashman III
James E. Cashman III